                                                                  Exhibit 4(c)1

This Instrument was prepared by:
Karla Olson Teasley, Esq.
SOUTHERN STATES UTILITIES, INC.
1000 COLOR PLACE, APOPKA, FLORIDA 32703



--------------------------------------------------------------------------------


                        SOUTHERN STATES UTILITIES, INC.



                                       to



                             NATIONSBANK OF GEORGIA,
                              NATIONAL ASSOCIATION,



                As Trustee under Southern States Utilities, Inc.
                       Indenture dated as of March 1, 1993


                           ------------------------

                          First Supplemental Indenture



                 Relating to up to $45,000,000 Principal Amount
               of First Mortgage Bonds, Variable Rate Series, due
           December 31, 1993 and up to $45,000,000 Principal Amount of
             First Mortgage Bonds, 8.73% Series due January 31, 2013

                           ------------------------

                           Dated as of March 1, 1993


--------------------------------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE dated as of March 1, 1993 between SOUTHERN STATES UTILITIES, INC., a Florida corporation (hereinafter called the "Company"), and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association (hereinafter called the "Trustee"), as Trustee under the Indenture, dated as of March 1, 1993 (hereinafter called the "Original Indenture"), which Original Indenture was executed and delivered by the Company to secure the payment of Securities issued or to be issued under and in accordance with the provisions thereof, this Supplemental Indenture (hereinafter sometimes called the "First Supplemental Indenture") being supplemental thereto (the Original Indenture, as supplemented by this First Supplemental Indenture, and as it may hereafter be supplemented, being herein called the "Indenture");

                  WHEREAS, Section 1701 of the Original Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, for various purposes including to add one or more covenants of the Company and to establish the terms of Securities of any series as contemplated by Section 201 of the Original Indenture;

                  WHEREAS, the Company now desires to create two series of Securities and to add to its covenants contained in the Original Indenture certain other covenants to be observed by it;

                  WHEREAS, the execution and delivery by the Company of this First Supplemental Indenture, and the terms of the two series of Securities, have been duly authorized by the Company as provided in the Original Indenture;

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of this First Supplemental Indenture, the receipt whereof is hereby acknowledged, and to secure the payment of the principal of (and premium, if any) and interest on the Securities and the performance of the covenants therein and herein contained and in consideration of the premises and of the purchase of the Securities by the Holders thereof, the Company by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and grant a security interest in, all of the Trust Estate;

                  TO HAVE AND TO HOLD all said Trust Estate unto the Trustee and its successors and assigns forever.

                  SUBJECT, HOWEVER, to Permitted Liens and, to the extent permitted by Section 704 of the Indenture, as to property hereafter acquired, Prior Liens existing on the date of acquisition or purchase money mortgages.

                  BUT IN TRUST, NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Indenture, this First Supplemental Indenture being supplemental thereto.

                  AND IT IS HEREBY COVENANTED by the Company that all terms, conditions, provisos, covenants and provisions contained in the Original Indenture shall affect and apply to the Trust Estate and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Indenture, and had been specifically and at length described in and conveyed to said Trustee, by the Indenture as a part of the property therein stated to be conveyed.

                  The Company further covenants and agrees to and with the Trustee, and its successors in said trust under the Indenture, as follows:



                                  ARTICLE FIRST

                         Securities of the First Series

SECTION 1.01. Description of Series.

                  There shall be a series of Securities designated "Variable Rate Series, due December 31, 1993" (herein sometimes referred to as the "First Series"), each of which shall also bear the descriptive title "First Mortgage Bond," and the form thereof, which shall be established in an Officer's Certificate as provided in the Indenture, shall contain suitable provisions with respect to the matters hereinafter in this Article specified. The aggregate principal amount of Securities of the First Series which may be authenticated and delivered is limited to $45,000,000, except as provided in Sections 205 and 206 of the Indenture. Securities of the First Series shall mature on December 31, 1993 and shall be issued as fully registered Securities in denominations of One Thousand Dollars and, at the option of the Company, in any integral multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). At the option of the Company, Securities of the First Series may, from time to time, be grouped into one or more Tranches each having an aggregate principal amount of no less than $10,000,000. The period of time each such Tranche remains Outstanding shall be divided into one or more Interest Rate Periods, determined as provided below. Each such Tranche shall bear interest during each applicable Interest Rate Period at an annual interest rate equal to the LIBOR rate for such period plus 1.25 per centum (1.25%), or such other rate as may from time to time be agreed upon in writing by the Company and the Holders of the Securities of such Tranche with notice to the Trustee, payable on the last day of the applicable Interest Rate Period; the principal, premium, if any, and interest on each said Security to be payable at the office or agency of the Company in Apopka, Florida, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Securities of the First Series shall be dated as in the Indenture provided. Interest on the Securities of the First Series shall be computed for each Interest Rate Period on the actual number of days elapsed on the basis of a year consisting of 360 days.

                  If the Company shall default in the payment of the principal of, or premium or interest on, any Security of the First Series, then the Company shall pay to the Holder of such Security such overdue principal, premium or interest, together with interest on such overdue principal and (to the extent permitted by law) on such overdue premium or interest at the at a default rate equal to the LIBOR rate for each Interest Rate Period, determined as provided in this paragraph, plus 1.25 per centum (1.25%) plus two per centum (2%) per annum. For purposes of calculating such default rate, there shall be deemed to exist successive Interest Rate Periods, each for the term of one month (as defined in paragraph (2) below), the first such Interest Rate Period beginning on the day on which such default occurs and each subsequent Interest Rate Period beginning on the last day of the preceding Interest Rate Period. The Holders of such Securities shall notify the Trustee of the default rate promptly after the beginning of each such Interest Rate Period after default.

                  For purposes of this Section 1.01:

                  (1) "LIBOR rate" shall mean the rate indicated by Reuters (screen LIBO) as having been quoted by Bankers Trust Company at 11:00 a.m. London time on the first day of the applicable Interest Rate Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Rate Period. The LIBOR rate for any Interest Rate Period with which a LIBOR period does not coincide will be interpolated between the next shortest and the next longest maturity LIBOR rates as quoted by Reuters.



                  (2) "Interest Rate Period" shall mean, with respect to any Tranche of Securities of the First Series, any period of one month, two months, three months, six months, nine months and a final period of any number of days no longer than ten months determined by the Company and specified in a notice to the Holders of such Tranche and the Trustee delivered on or before either the date of first authentication of the Securities of the First Series or the first day of an Interest Rate Period; provided that no Interest Rate Period shall extend beyond December 31, 1993. If upon the expiration of an Interest Rate Period for a particular Tranche the Company has not determined a subsequent Interest Rate Period, then such subsequent Interest Rate Period shall be for the term of the lesser of one month or the days remaining to Maturity. For purposes of this paragraph (2), the term "month" or "months" shall mean a period consisting of 30 days or integral multiples thereof; provided, however, that in the event any Interest Rate Period expires on a day which is not a Business Day, such period shall be extended to the next Business Day. Promptly after the determination of any Interest Rate Period, the Company and the Holders of the Securities affected by such Interest Rate Period shall agree upon the applicable Original Estimated Cost of Funds, calculated as provided in Section 1.02 hereof, and the applicable annual interest rate for such Interest Rate Period; the Company shall promptly thereafter notify the Trustee of such Original Estimated Cost of Funds and annual interest rate.

                  The Regular Record Date referred to in Section 207 of the Indenture for the payment of the interest on the Securities of the First Series payable on any Interest Payment Date shall be the first Business Day next preceding such Interest Payment Date.

                 The  Company   shall  be  exempt  from  filing  the  Cash  Flow
Certificate provided in Section 301(d) of the Indenture with respect to the issuance of Securities of the First Series.

SECTION 1.02. Optional Redemption of Securities of the First Series.

                 (I) Securities of the First Series shall be redeemable on any Business Day, at the option of the Company, in whole or in part in accordance with Section 903 of the Indenture from time to time, prior to maturity, upon notice delivered to each Holder at its last address appearing on the Security Register not less than one Business Day prior to the date fixed for redemption, at a Redemption Price ("First Series General Redemption Price") (expressed as a percentage of the principal amount of the Securities to be redeemed) equal to the sum of (i) one hundred per centum (100%) plus (ii) a "First Series Prepayment Surcharge" calculated as hereinafter provided, in each case together with accrued interest to the date fixed for redemption. For purposes of calculating the First Series General Redemption Price, the First Series Prepayment Surcharge shall be calculated as follows:

                 (A) Determine the difference between: (1) Original Estimated Cost of Funds minus (2) the Discount Rate, as hereinafter defined, as of the Redemption Date.

                 (B) Add one half (1/2) of one per centum (1%) to such difference (such that the minimum result shall at all times be 1/2 of 1%).

                 (C) Multiply the amount described in (B) above by the portion of the principal amount redeemed.

                 (D) Multiply the amount described in (C) above by the number of days between the Redemption Date and the end of the current Interest Rate Period for the applicable Tranche of such Securities and divide by 360.

                 (E) Determine the present value of the  calculation  made under
         (D) above based upon the end of the current Interest Rate Period for the applicable Tranche of such Securities and the Discount Rate as of the Redemption Date.

                 (F) Add an amount equal to a Second Series Prepayment Surcharge, as it would be calculated pursuant to Section 2.02 hereof, for a principal amount of Securities of the Second Series equal to the principal amount of Securities of the First Series then being redeemed, as if such Securities of the Second Series were being redeemed as of December 31, 1993 for purposes of calculating such Prepayment Surcharge except for establishing the Discount Rate with respect thereto. The Discount Rate, for purposes of such calculation, shall be determined by reference to the yields and interest rates in effect on the Business Day immediately prior to the Redemption Date for such Securities of the First Series. The result shall be the First Series Prepayment Surcharge.

                  (II) A notice containing the calculation of the First Series General Redemption Price shall be prepared by the Company and delivered to the Trustee and the Holders of the Securities of the First Series to be redeemed on the Business Day next preceding the Redemption Date. The calculation set forth in such notice shall be final unless the Holders of the Securities so redeemed notify the Company and the Trustee of an error in such calculation within thirty days after notice of such calculation. If it is determined that the Company has made an error in such calculation and the Company pays the difference to such Holders promptly after such determination, then the Company shall not be deemed to be in default under the Indenture by reason of late payment of such difference.

                  (III) As pertains to Securities of the First Series, the "Discount Rate" shall mean an interest rate equal to the yield to maturity of Farm Credit discount notes having a weighted average life equal to the applicable Interest Rate Period for the Securities to be redeemed plus the estimated dealer concession for placing Farm Credit discount notes, obtained by a polling of Farm Credit Funding Corporation dealers on the Business Day prior to the Redemption Date. The yield of Farm Credit discount notes shall be determined by a polling of Farm Credit Funding Corporation dealers on the Business Day prior to the Redemption Date. This yield will then be converted to a semi-annual bond equivalent yield basis for purposes of any calculations hereunder.

                  (IV) As pertains to Securities of the First Series, the "Original Estimated Cost of Funds" shall mean an interest rate equal to the yield to maturity of Farm Credit discount notes having a weighted average life equal to the applicable Interest Rate Period for the Securities to be redeemed plus the estimated dealer concession for placing Farm Credit discount notes, obtained by a polling of Farm Credit Funding Corporation dealers on the date the interest rate for a particular Interest Rate Period is determined. The yield of Farm Credit discount notes shall be determined by a polling of Farm Credit Funding Corporation dealers on the same day that the interest rate for a particular Interest Rate Period is determined. This yield will then be converted to a semi-annual bond equivalent yield basis for purposes of any calculations hereunder.


                                 ARTICLE SECOND

                         Securities of the Second Series

SECTION 2.01. Description of Series.

                  There shall be a series of Securities designated "8.73% Series due January 31, 2013" (herein sometimes referred to as the "Second Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established in an Officer's Certificate as provided in the Indenture, shall contain suitable provisions with respect to the matters hereinafter in this Article specified. The aggregate principal amount of Securities of the Second Series which may be authenticated and delivered is limited to $45,000,000, except as provided in Sections 205 and 206 of the Indenture. Securities of the Second Series shall mature on January 31, 2013 and shall be issued as fully registered Securities in denominations of One Thousand Dollars and, at the option of the Company, in any integral multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of 8.73% per annum, payable on July 31, 1994 for the period from December 31, 1993 to July 31, 1994 and semi-annually on January 31 and July 31 of each year thereafter until Maturity; the principal of, premium, if any, and interest on each said Security to be payable at the office or agency of the Company in Apopka, Florida, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Securities of the Second Series shall be dated as in the Indenture provided. Interest on the Securities of the Second Series shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days. If the Company shall default in the payment of the principal of, or premium or interest on, any Security of the Second Series, then the Company shall pay to the Holder of such Security such overdue principal, premium or interest, together with interest on such overdue principal and (to the extent permitted by law) on such overdue premium or interest at the rate borne by such Security immediately prior to such default plus two per centum (2%) per annum.

                  The Regular Record Date referred to in Section 207 of the Indenture for the payment of the interest on the Securities of the Second Series payable on any Interest Payment Date shall be the first Business Day next preceding such Interest Payment Date.

                 The  Company   shall  be  exempt  from  filing  the  Cash  Flow
Certificate provided in section 301(d) of the Indenture with respect to the issuance of Securities of the Second Series.

SECTION 2.02. Optional Redemption of Securities of the Second Series.

                  (I) Securities of the Second Series shall be redeemable on any Business Day, at the option of the Company, in whole or in part in accordance with Section 903 of the Indenture from time to time, prior to maturity, upon notice delivered to each Holder at its last address appearing on the Security Register not less than one Business Day prior to the date fixed for redemption, at a Redemption Price ("Second Series General Redemption Price") (expressed as a percentage of the principal amount of the Securities to be redeemed) equal to the sum of (i) one hundred per centum (100%) plus (ii) a "Second Series Prepayment Surcharge" calculated as hereinafter provided, in each case together with accrued interest to the date fixed for redemption. For purposes of calculating the Second Series General Redemption Price, the Second Series Prepayment Surcharge shall be calculated as follows:

                 (A) Determine the difference between: (1) seven and 32/100 per centum (7.32%) minus (2) the Discount Rate, as hereinafter defined, as of the Redemption Date.

                 (B) Add one half (1/2) of one per centum (1%) to such difference (such that the minimum result shall at all times be 1/2 of 1% if the redemption occurs prior to March 31, 1996; thereafter, no amount shall be added in this step (B) provided that, in any event, the minimum result shall be at least zero).

                 (C) Divide the result determined in (B) above by 2.

                 (D) For each semi-annual period or portion thereof during which the principal amount redeemed was scheduled to have been Outstanding, multiply the amount described in (C) above by the portion of the principal amount redeemed that was scheduled to have been Outstanding on the last day of such semi-annual period (such that there is a calculation for each semi-annual period during which the principal amount redeemed was scheduled to have been Outstanding).

                 (E) Determine the present value of each semi-annual calculation made under (D) above based upon the scheduled time that interest on the principal amount redeemed would have been payable and the Discount Rate as of the Redemption Date.

                 (F) Add all of the calculations made under (E) above. The result shall be the Second Series Prepayment Surcharge.

Unless otherwise agreed with a majority of the Holders of the Securities of the Second Series to be Outstanding after a redemption under this Section, the Securities redeemed under this Section may not be used as a credit for the redemption of Securities provided for in Section 2.03 of this First Supplemental Indenture.

                  (II) A notice containing the calculation of the Second Series General Redemption Price shall be prepared by the Company and delivered to the Trustee and the Holders of the Securities of the Second Series to be redeemed on the Business Day next preceding the Redemption Date. The calculation set forth in such notice shall be final unless the Holders of the Securities so redeemed notify the Company and the Trustee of an error in such calculations within thirty days after notice of such calculation. If it is determined that the Company has made an error in such calculation and the Company pays the difference to such Holders promptly after such determination, then the Company shall not be deemed to be in default under the Indenture by reason of late payment of such difference.

                 (III) As pertains to Securities of the Second Series, the "Discount Rate" shall mean an interest rate determined by adding to the yield on treasury bonds having maturities equal to the weighted average life to maturity of the Securities to be redeemed, determined as necessary by interpolation of treasury bonds having the next longer and next shorter maturities ("Treasury Yield"), as reported on the "MMKS" Reuters monitor screen for the Business Day prior to the Redemption Date for such Securities, the following:

                 (A) the estimated spread of Farm Credit Securities over the Treasury Yield for such day, as reported in a Farm Credit Funding Corporation Interest Rate Summary report, and

                 (B) the estimated dealer concession, obtained by a polling of Farm Credit Funding Corporation dealers on the Business Day next preceding the Redemption Date, for issuing Farm Credit Securities having a weighted average life equal to the number of days between the Redemption Date and Maturity for Securities of the Second Series to be redeemed.

In the event any fact required for such calculation is not available, the computation of Discount Rate shall be made on the basis of a reasonably equivalent method of determination.

SECTION 2.03. Sinking Fund for Securities of the Second Series.

                  So long as any  Securities  of the Second  Series shall remain
Outstanding, the Company shall redeem One Million Six Hundred Sixty-Seven Thousand Dollars ($1,667,000) aggregate principal amount of Securities of the Second Series on or before January 31, 2000 and semi-annually on or before each July 31 and January 31 thereafter to and including July 31, 2012 at a Redemption Price equal to par plus interest accrued to the Redemption Date.


                                  ARTICLE THIRD

                Additional Covenants for First and Second Series

SECTION 3.01. Asset Sale Restrictions for the First and Second Series.

                  (A) So long as any Securities of the First or Second Series remain Outstanding, if the Company requests the release of Property Additions pursuant to Section 1003 or 1004 of the Indenture (other than for purposes of sales of property pursuant to or under threat, reasonably believed by the Company to be genuine, of the exercise of a power of eminent domain or for tax exempt financing pursuant to Section 1009 of the Indenture), the Officer's Certificate filed in connection with such release shall identify the Property Additions that are to be so released.

                  (B) So long as any Securities of the First or Second Series remain Outstanding, if the aggregate amount of Property Additions released upon such basis during any calendar year shall exceed ten per centum (10%) of the amount of Net Property Additions shown in the most recent Property Additions Certificate filed with the Trustee, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall within forty-five days thereafter redeem or have otherwise retired (other than pursuant to Section 2.03 of this First

Supplemental Indenture), except to the extent waived, an aggregate principal amount of Securities of such Series equal to the amount of such excess.

                  (C) So long as any Securities of the First or Second Series remain Outstanding, if the aggregate amount of Property Additions released upon such basis shall exceed twenty five per centum (25%) of the amount of Net Property Additions shown in the most recent Property Additions Certificate filed with the Trustee, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall within forty-five days thereafter redeem or have otherwise retired (other than pursuant to Section 2.03 of this First Supplemental Indenture), except to the extent waived, an aggregate principal amount of Securities of such Series equal to the amount of such excess.

                  (D) With respect to the  redemptions  described in  paragraphs
(B) and (C)  above,  the  Company  shall  receive  a credit  for any  Securities
(excluding   Securities   redeemed  pursuant  to  Section  2.03  of  this  First
Supplemental Indenture) of the First or Second Series retired prior to the respective Redemption Date. With respect to the redemptions described in paragraphs (B) and (C) above, the Redemption Price shall be the First or Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date. Such redemption shall be prorated among Holders of Securities of the First or Second Series except to the extent waived; any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

                  (E) Unless otherwise agreed with a majority of the Holders of the Securities of the First or Second Series to be Outstanding after a redemption under this Section, the Securities redeemed under this Section may not be used as a credit for the redemption of Securities provided for in Section
2.03 of this First Supplemental Indenture.

SECTION 3.02. Ownership by Minnesota Power & Light Company.

                  So long as any Securities of the First or Second Series remain Outstanding, if the Company's entire common stock shall cease to be owned, directly or indirectly, by Minnesota Power & Light Company, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, all of the Securities of such Series then Outstanding at the First or Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date. Any Holder of such Series may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

SECTION 3.03. Additional Debt Covenants.

                 (A) So long as any Securities of the First or Second Series shall remain Outstanding, the Company shall file a Cash Flow Certificate with the Trustee on or before March 31 of each calendar year after 1993 for the period of twelve consecutive calendar months ending January 31 of such calendar year and stating the ratio of its Total Debt divided by its Cash Flow, determined in accordance with generally accepted accounting principles existing as of the date of this First Supplemental Indenture, as shown by such certificate ("Annual Total Debt/Cash Flow Ratio"). If the Annual Total Debt/Cash Flow Ratio shall exceed the maximums specified below for the corresponding period:

           Twelve Month
          Period Ending                           Maximum Total Debt/
           January 31,                             Cash Flow Ratio
          -------------                           -------------------

              1994                                       25:1
              1995                                       18:1
              1996 and thereafter                        15:1

then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, a principal amount of the Securities of such Series then Outstanding sufficient to cause the Annual Total Debt/Cash Flow Ratio, determined in accordance with generally accepted accounting principles existing as of the date of this First Supplemental Indenture, to equal the appropriate maximum. The Redemption Price shall be the First or Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of such Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

                  (B) So long as any Securities of the First or Second Series shall remain Outstanding, the Company shall file with the Trustee, on or before March 31 of each calendar year, an Accountant's Certificate showing as of January 31 of such calendar year (1) the aggregate principal amount of Securities then Outstanding and (2) the net book value of property, plant and equipment, determined in accordance with generally accepted accounting principles existing as of the date of this First Supplemental Indenture, which constitute Property Additions. If such aggregate principal amount of Securities then Outstanding exceeds sixty per centum (60%) of the net book value of such property, plant and equipment then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of the First or Second Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, a principal amount of the Securities of such Series then Outstanding sufficient to cause the aggregate principal amount of Securities then Outstanding to equal sixty per centum (60%) of the net book value of such property, plant and equipment. The Redemption Price shall be the First or Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of such Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

                  (C) So long as any Securities of the First or Second Series shall remain Outstanding, the Company shall file with the Trustee, on or before March 31 of each calendar year, an Accountant's Certificate showing as of January 31 of such calendar year (1) the Total Debt of the Company, and (2) the Company's Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of this First Supplemental Indenture. If such Total Debt exceeds sixty-five per centum (65%) of Capitalization, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, a principal amount of the Securities of such Series then Outstanding sufficient to cause Total Debt to equal not more than sixty-five per centum (65%) of Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of this First Supplemental Indenture. The Redemption Price shall be the First or Second Series

General Redemption Price, respectively, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of such Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

                  (D) So long as any Securities of the First or Second Series shall remain Outstanding, the Holders of a majority of the Securities of such Series then Outstanding may, from time to time but not more than once during any calendar year, upon thirty days notice, request that the Company file with the Trustee, as of the end of any calendar month other than December, within sixty days after the end of such month, the Cash Flow Certificate provided in Section 3.03(A) and the Accountant's Certificates provided in Section 3.03(B) and 3.03(C) of this First Supplemental Indenture. The same redemption provisions shall apply as if such Cash Flow Certificate and Accountant's Certificates had been delivered pursuant to such Section 3.03(A), 3.03(B) or 3.03(C) of this First Supplemental Indenture, using with respect to Section 3.03(A) the maximum for the period ending on the January 31 next preceding such calendar month, or if such calendar month is before January 31, 1994, then the maximum for the period ending January 31, 1994.

                  (E) Unless otherwise agreed by a majority of the Holders of the Securities of the First or Second Series to be Outstanding after a redemption under this Section, the Securities redeemed under this Section may not be used as a credit for the redemption of Securities provided for in Section
2.03 of this First Supplemental Indenture.

SECTION 3.04. Restricted Payments.

                  So long as any Securities of the First or Second Series shall remain Outstanding, the Company shall not declare or pay any Restricted Payments unless the Company files an Accountant's Certificate with the Trustee and, if there is only one Holder of Securities of such Series, sends a copy to such Holder, within thirty days prior to such declaration or payment stating that (A) the amount of such payment shall not exceed cumulative net additions to or deductions from Surplus, determined in accordance with generally accepted accounting principles existing as of the date of this First Supplemental Indenture, made after December 31, 1992 (excluding any gains on sale of Property Additions during the immediately preceding 12 months in excess of twenty per centum (20%) of the net additions to Surplus made during such 12 month period); and (B) that after such payment Capital plus Surplus shall equal at least thirty-five per centum (35%) of Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of this First Supplemental Indenture.

SECTION 3.05. Redemption Upon Taking of Property by Eminent Domain, etc.

                  So long as any Securities of the First or Second Series shall remain Outstanding, any Officer's Certificate provided under Section 1006 of the Indenture shall also state the net book value of the Mortgaged Property described therein as taken or sold, and shall also state the net book value of such Mortgaged Property that does not constitute Property Additions. Notwithstanding anything to the contrary contained in Section 1006 of the Indenture, should the aggregate net book value of Mortgaged Property taken by the exercise of the power of eminent domain or sold to an entity possessing the power of eminent domain, or to its designee, under a threat, reasonably believed by the Company to be genuine, to exercise the same, be in excess of Fifteen Million Dollars ($15,000,000), the Company, shall redeem, within ninety days of such taking or sale and upon at least thirty days notice, or have otherwise retired, except to the extent waived, a pro-rata amount of Securities of such Series then Outstanding at the

Redemption Price of par plus interest accrued to the Redemption Date. Such pro-rata amount shall be calculated by dividing (1) the aggregate amount of Property Additions so taken or sold plus the aggregate net book value of all Mortgaged Property so taken or sold which are not Property Additions by (2) the amount of Net Property Additions shown on the most recent Property Additions Certificate filed with the Trustee and multiplying such ratio by the aggregate principal amount of Securities of such Series then Outstanding. Such redemption shall be prorated among Holders of Securities of such Series except to the extent waived; any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption; such waiver shall not cause a recalculation of the proration.

SECTION 3.06. Maintenance of Business.

                  So long as any Securities of the First or Second Series remain Outstanding, if the Company ceases to continue substantially in the business of providing water and waste water utility service in the State of Florida, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days and upon at least thirty days notice, all of the Securities of such Series then Outstanding at the First or Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date. Any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

SECTION 3.07. Return of Redemption Moneys upon Waiver.

                  Upon receipt of any waiver of redemption by any Holder, the Trustee shall return to the Company the redemption money, if any, held by the Trustee for the redemption of such Holder's Securities.

SECTION 3.08. Special Merger Provisions.

                  (A) So long as any Securities of the First or Second Series remain Outstanding, the Company shall not merge or consolidate with another entity unless the Company shall have filed with the Trustee, and, if there is only one Holder of Securities of such Series, such Holder, an Officer's Certificate stating that (1) the Company or an entity directly or indirectly owned one hundred per centum (100%) by Minnesota Power & Light Company shall be the continuing and surviving corporation and, (2) after such merger or consolidation, there shall exist no Event of Default or event which, with the lapse of time or giving of notice, or both, would constitute an Event of Default, and the Company shall be able to issue at least One Dollar ($1) of Securities under the provisions of Section 401 or 501 of the Indenture, in each case, using a Cash Flow Certificate stating an Annual Total Debt/Cash Flow Ratio not to exceed the maximums specified in Section 3.03(A) hereof (using the maximum for the period ending on the January 31 next preceding such merger, or if such merger is before January 31, 1994, then the maximum for the period ending January 31, 1994) rather than the Cash Flow Certificate provided in
Section 301(d) of the Indenture.

                  (B) Notwithstanding the foregoing, the Company may consolidate or merge with Lehigh Utilities, Inc. So long as any Securities of the First or Second Series remain Outstanding, if the Company shall not have merged or consolidated with Lehigh Utilities, Inc. by April 30, 1993, then the Company shall cause, within ninety days thereafter, all of the outstanding common stock of Lehigh Utilities, Inc. to be subjected to the Lien of the Indenture. When all such Securities cease to be Outstanding or upon such merger or consolidation, the Trustee shall release such stock upon receipt of a Company Order requesting such release and stating the basis therefor.

SECTION 3.09. Additional Property.

                  (A) So long as any Securities of the First or Second Series remain Outstanding, the Deltona System Assets shall be released from the Lien of the Mortgage and Deed of Trust described in paragraph J of the Excepted Property Clause of the Original Indenture, on or before December 31, 1994; and the Company and the Trustee, upon the request of the Company, shall, as soon as practicable, by supplemental indenture, delete such paragraph J and subject such property, other than Excepted Property, to the Lien of the Indenture.

                  (B) So long as any Securities of the First or Second Series remain Outstanding, when the Marco Island System Assets shall be released from the Lien of the Mortgage and Security Agreements described in paragraph K of the Excepted Property Clause of the Original Indenture, the Company and the Trustee, upon the request of the Company, shall, as soon as practicable, by supplemental indenture, delete such paragraph K and subject such property, other than Excepted Property, to the Lien of the Indenture.

                  (C) So long as any Securities of the First or Second Series remain Outstanding, when the Lehigh Assets shall be released from the Lien of the Mortgage, Security Agreement and Assignment of Rents described in paragraph L of the Excepted Property Clause of the Original Indenture, and the Company, upon the request of the Company, shall have consolidated or merged with Lehigh Utilities, Inc., the Company and the Trustee shall, as soon as practicable, by supplemental indenture, delete such paragraph L and subject such property, other than Excepted Property, to the Lien of the Indenture.

SECTION 3.10. Refinancing of the Deltona Debt.

                  The Company shall be exempt from filing the Cash Flow Certificate provided in Section 301(d) of the Indenture with respect to Securities issued to refinance Fifteen Million Dollars ($15,000,000) in debt due December 1, 1994 pursuant to the Mortgage and Deed of Trust dated as of December 1, 1984 from Deltona Utilities, Inc. (Southern States Utilities, Inc., successor in interest) to Southeast Bank, N.A. (First Union National Bank of Florida, successor in interest) as trustee. The Company shall instead file with the Trustee an Officer's Certificate stating that the proceeds of the Securities to be authenticated and delivered will be used to refinance the debt secured by such Mortgage and Deed of Trust and that the Deltona System Assets, other than Excepted Property, will be subjected to the Lien of the Indenture reasonably contemporaneously with the delivery of such Securities.

SECTION 3.11. Bond Purchase Agreement.

                  So long as National Bank for Cooperatives ("CoBank") shall be the sole owner of all Securities of the First or Second Series then Outstanding, the Company shall redeem, within ten days, an aggregate principal amount of Securities of such Series, the redemption of which is demanded, in a certificate, signed by the President, any Vice President or any Assistant Vice President of CoBank, stating that CoBank is entitled to such redemption under the Bond Purchase Agreement dated March 31, 1993 between CoBank and the Company, describing the event giving CoBank such right of redemption, and stating that such redemption is required by terms of such Bond Purchase Agreement. The Redemption Price shall be the First or Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date.

SECTION 3.12. Property Additions Certificates.

                  So long as any Securities of the First or Second Series shall remain Outstanding, the Company shall file a Property Additions Certificate with the Trustee at least once during each calendar year.

SECTION 3.13. Amendment to Indenture: Acceleration.

                  So long as the aggregate principal amount of Securities of the First or Second Series then Outstanding exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding, the words "twenty-five per centum (25%)" shall be substituted for the words "thirty-three and one-third per centum (33 1/3%)" in Section 1102 of the Original Indenture. In case any Securities of the First or Second Series are paid by reason of a declaration of acceleration pursuant to Section 1102 of the Original Indenture, the Company shall pay to the Holders of such Securities a premium equal to the Prepayment Surcharge, calculated as provided in Section
1.02 of this First  Supplemental  Indenture with respect to the First Series and
Section  2.02 of this First  Supplemental  Indenture  with respect to the Second
Series, multiplied by the aggregate principal amount of such Securities so accelerated, provided that the payment of such premium does not render the Company insolvent. If the aggregate principal amount of Securities of the First or Second Series then Outstanding exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding and an Event of Default shall exist, then the Holders of the Securities of the First or Second Series may demand the redemption of such Securities of the First or Second Series held by them upon ten days written notice to the Company and the Trustee. The Redemption Price shall be the First or Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date.

SECTION 3.14. Amendment to Indenture; Gains from the Sale of Property.

                  The  Company  may  include   gains  from  the  sale  or  other
disposition of property, in an amount not to exceed twenty per centum (20%) of its net income after tax, in calculating Cash Flow under the Indenture.

SECTION 3.15. Redemptions on a Business Day

                  In the event any Redemption Date for a redemption  required by
Section 2.03 hereof shall not be a Business Day, interest on the principal amount then due shall accrue to and be paid on the next Business Day; provided that the Company may, at its option, upon ten (10) days prior notice to the Trustee and the Holders, satisfy a redemption required by Section 2.03 on the Business Day prior to the applicable Redemption Date at a Redemption Price equal to par plus interest accrued to such prior Business Day. Any other Redemption Date for Securities of the First Series or the Second Series shall be on a Business Day.

SECTION 3.16. Amendment or Waiver of Covenants.

                  The provisions of this Article Third may be waived or amended, at the request of the Company, with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities of the First or Second Series then Outstanding. So long as the aggregate principal amount of Securities of the First or Second Series then Outstanding exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding, the provisions of this Article Third may not be waived nor amended without the written consent of the Holders of at least a majority of the aggregate principal amount of Securities of the First or Second Series then Outstanding, except as otherwise specifically provided herein.

SECTION 3.17. Clarification of Permitted Liens.

                  The Permitted Liens described in Clause (1) of the definition of Permitted Liens in the Original Indenture shall not include any Liens securing indebtedness for borrowed money, whether or not set forth or referred to in the descriptions of the property specifically described in Granting Clause First.

                  Clause (18) of the definition of Permitted Liens in the Original Indenture is hereby amended to read as follows:

                      "(18)  Liens which have been bonded for the full
                 amount of such Liens or for the payment of which the Company has deposited with the Trustee or with an escrow agent cash or other property with a value equal to the full amount of such Liens;"


                                  ARTICLE FOURTH
                                  Miscellaneous

SECTION 4.01. Definitions.

                  Subject to the amendments provided for in this First Supplemental Indenture, the terms defined in the Original Indenture shall, for all purposes of this First Supplemental Indenture, have the meanings specified in the Original Indenture.

SECTION 4.02. Acceptance of Trust.

                  The Trustee hereby accepts the trust herein created and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

                  The Trustee shall not be responsible in any manner whatsoever for or in respect to the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company alone. In general each and every term and condition contained in Article Sixteen of the Indenture shall apply to and form part of this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this First Supplemental Indenture.

SECTION 4.03. Successors and Assigns.

                  Whenever in this First Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Fifteen and Sixteen the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4.04. Benefit of the Parties.

                  Nothing in this First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Securities Outstanding under the Indenture, any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of the Securities Outstanding under the Indenture.

SECTION 4.05. Counterparts.

                  This First Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, Southern States Utilities, Inc. has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and NationsBank of Georgia, National Association, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Vice Presidents, its Secretary or one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.


                                           SOUTHERN STATES UTILITIES, INC.



                                           By: Scott W. Vierima
                                               --------------------------------
                                               Scott W. Vierima, Vice President


Attest:


Karla Olson Teasley
--------------------------------
Karla Olson Teasley, Secretary


In the presence of:


Richard P. Ausman
--------------------------------
Richard P. Ausman


Alan C. Roline
--------------------------------
Alan C. Roline

                                             NATIONSBANK OF GEORGIA,
                                               NATIONAL ASSOCIATION, as Trustee


                                             By:  Sandra Carreker
                                                -------------------------------
                                                       Vice President
                                                  Sandra Carreker

Attest:

Harry Evans
--------------------------------
       Vice President
Harry Evans


In the presence of:

Sabrina Fuller
--------------------------------
Sabrina Fuller


Kathy E. Knapp
--------------------------------
Kathy E. Knapp

STATE OF GEORGIA              )
                              ) SS.:
COUNTY OF FULTON              )


                  The foregoing instrument was acknowledged before me this 29th day of March, 1993, by SANDRA G. CARREKER as Vice President and HARRY G. EVANS as Vice President of NationsBank of Georgia, National Association, a national banking association, on behalf of the company. They are both personally known to me and each did take an oath.


                                           Jeannette S. Belt
                                           -------------------------------------
                                           Jeannette S. Belt
                                           Notary Public, DeKalb County, Georgia
                                           My Commission Expires March 26, 1994

STATE OF FLORIDA                    )
                                    ) SS.:
COUNTY OF ORANGE                    )


                  The foregoing instrument was acknowledged before me this 31 day of March, 1993, by SCOTT W. VIERIMA as Vice President and KARLA OLSON TEASLEY as Secretary of Southern States Utilities, Inc., a Florida corporation, on behalf of the company. They are both personally known to me and each did take an oath.



                                       Lisa Freeman Schutz
                                       -----------------------------------------
                                            Lisa Freeman Schutz
                                       Notary Public, State of Florida at Large
                                       Commission Number CC123276
                                       My Commission Expires July 22, 1995


                                   [SEAL]     LISA FREEMAN SCHUTZ
                                             MY COMMISSION EXPIRES
                                                 JULY 22, 1995
                                       BONDED THRU TROY FAIN INSURANCE, INC.